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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Manugistics Group, Inc. on Form S-3 of our report dated January 23, 1998, appearing in the Form 8-K report of Manugistics Group, Inc. dated February 13, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE

Chartered Accountants
Ottawa, Canada
February 26, 1998